Exhibit (e)(9)


               FORM OF ADDENDUM NO. 9 TO THE DISTRIBUTION AGREEMENT


     This Addendum, dated as of the __ day of _____, 2000, is entered into between Firstar Funds, Inc. (the "Company"), a Wisconsin corporation, and B.C. Ziegler and Company, a Wisconsin corporation ("BCZ").

     WHEREAS, the Company and BCZ have entered into a Distribution Agreement dated as of January 1, 1995 (the "Distribution Agreement"), pursuant to which the Company appointed BCZ to provide distribution services to the Company for its Money Market Fund, U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Short-Term Bond Market Fund, Intermediate Bond Market Fund, Tax-Exempt Intermediate Bond Fund, Bond IMMDEX/TM Fund, Balanced Income Fund, Balanced Growth Fund, Growth and Income Fund, Equity Index Fund, Growth Fund, Special Growth Fund, Emerging Growth Fund, Micro-Cap Fund, International Equity Fund, Core International Equity Fund, Mid-Cap Index Fund, Small-Cap Aggressive Growth Fund and any other Firstar Funds that may be contemplated;

     WHEREAS, the Company is establishing additional investment portfolios to be known as the Conning Money Market Fund, Ohio Tax-Free Money Market Fund, Government and Corporate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Income Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large-Cap Growth Fund, Science & Technology Fund, REIT-Plus Fund, Small-Cap Equity Index Fund and International Equity Fund of Funds and desires to retain BCZ to act as the distributor under the Distribution Agreement; and

     WHEREAS, BCZ is willing to serve as distributor for the Conning Money Market Fund, Ohio Tax-Free Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Income Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large-Cap Growth Fund, Science & Technology Fund, REIT-Plus Fund, Small-Cap Equity Index Fund and International Equity Fund of Funds (the "Funds");

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


     1. APPOINTMENT. The Company hereby appoints BCZ to act as distributor to the Company for the Funds for the period and the terms set forth herein and in the Distribution Agreement. BCZ hereby accepts such appointment and agrees to render the services set forth herein and in the Distribution Agreement.

     2. MISCELLANEOUS. Except to the extent supplemented hereby, the Distribution Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

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     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                              FIRSTAR FUNDS, INC.

                              By:
                                 ----------------------------
                                 Title:


                              B.C. ZIEGLER AND COMPANY


                              By:
                                 ----------------------------
                                 Title:


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